                                                                    Exhibit 20.3

      UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

   The following unaudited pro forma combined consolidated financial statements combine the historical statements of operations of Zany and Noodle, referred to in this section as the combined company, after giving effect to the merger, as if the merger had occurred on February 2, 1997, and the historical balance sheet of the combined company as if the merger had occurred on January 29, 2000 and April 29, 2000, in each case using the "pooling of interests" method of accounting. The following unaudited pro forma information should be read in conjunction with the historical financial statements of each of Zany and Noodle.

   The pro forma amounts are presented for informational purposes only and are not necessarily indicative of the results of operations of the combined company that would have actually occurred had the merger been consummated as of February 2, 1997 or of the financial condition of the combined company had the merger been consummated as of January 29, 2000 or April 29, 2000 or of the future results of operations or financial condition of the combined company. The pro forma information does not reflect any synergies anticipated as a result of the merger, in particular the elimination of costs associated with Noodle's status as a public company and other administrative savings. There can be no assurances that such synergies will be realized.

   Zany and Noodle estimate that they will incur direct transaction costs of approximately $3.0 million, net of tax, associated with the merger, which will be charged to operations in the quarter in which the merger is consummated, and are reflected in the accompanying unaudited pro forma combined consolidated financial statements. In addition, it is expected that following the merger, the combined company will incur additional expenses, which are currently estimated to range from $10.0 to $13.0 million, net of tax, associated with the merger and integrating the operations of the two companies. These merger and integration expenses are not reflected in the accompanying unaudited pro forma combined consolidated financial statements.

     UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

                FOR THE THIRTEEN WEEKS ENDED APRIL 29, 2000

                 (in thousands, except per share amounts)

                                                          Pro Forma
                                                     -------------------------
                                    Zany    Noodle   Adjustments      Combined
                                   -------  -------  -----------      --------
NET SALES......................... $39,363  $24,072    $              $63,435
COST OF GOODS SOLD, including
 occupancy costs..................  31,395   15,178      4,842 (a)(b)  51,415
                                   -------  -------    -------        -------
  Gross profit....................   7,968    8,894     (4,842)        12,020
SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES..........  16,097   12,695     (4,887)(a)     23,905
                                   -------  -------    -------        -------
  Operating loss..................  (8,129)  (3,801)        45        (11,885)
INTEREST INCOME...................     110        1                       111
INTEREST EXPENSE..................    (192)    (193)                     (385)
                                   -------  -------    -------        -------
  Loss before income tax benefit..  (8,211)  (3,993)        45        (12,159)
INCOME TAX BENEFIT................   3,161    1,517        (17)(c)      4,661
                                   -------  -------    -------        -------
LOSS FROM CONTINUING OPERATIONS... $(5,050) $(2,476)   $    28        $(7,498)
                                   =======  =======    =======        =======
LOSS FROM CONTINUING OPERATIONS
 PER COMMON SHARE:
  Basic........................... $ (0.23)                           $ (0.24)
                                   =======                            =======
  Diluted......................... $ (0.23)                           $ (0.24)
                                   =======                            =======
WEIGHTED AVERAGE SHARES
 OUTSTANDING:
  Basic...........................  21,679               9,377(d)      31,056
                                   =======             =======        =======
  Diluted.........................  21,679               9,377(d)      31,056
                                   =======             =======        =======

--------

(a) Includes reclassifications of $4,887 to conform Noodle's presentation of cost of goods sold, including occupancy costs, to Zany's financial reporting presentation.

(b) Includes adjustments to conform Noodle's accounting policy for inventory capitalization to Zany's accounting policy.

(c) Represents tax effect of (b) above.

(d) Represents Noodle's weighted average shares outstanding for the period adjusted for the exchange ratio of 1.233.

     UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

                 FOR THE THIRTEEN WEEKS ENDED MAY 1, 1999

                 (in thousands, except per share amounts)

                                                        Pro Forma
                                                   -------------------------
                               Zany       Noodle   Adjustments      Combined
                              -------     -------  -----------      --------
NET SALES...................  $40,577     $22,890    $              $63,467
COST OF GOODS SOLD,
 including occupancy costs..   29,387      13,900      3,304 (a)(b)  46,591
                              -------     -------    -------        -------
  Gross profit..............   11,190       8,990     (3,304)        16,876
SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES....   12,986      10,103     (3,789)(a)     19,300
                              -------     -------    -------        -------
  Operating (loss)..........   (1,796)     (1,113)       485         (2,424)
INTEREST INCOME.............       11          80                        91
INTEREST EXPENSE............     (438)        (21)                     (459)
                              -------     -------    -------        -------
  Loss before income tax
   benefit..................   (2,223)     (1,054)       485         (2,792)
INCOME TAX BENEFIT..........      845          --      (184)(c)         661
                              -------     -------    -------        -------
LOSS FROM CONTINUING
 OPERATIONS.................  $(1,378)    $(1,054)   $   301        $(2,131)
                              =======     =======    =======        =======
LOSS FROM CONTINUING
 OPERATIONS PER COMMON
 SHARE:
  Basic.....................  $ (0.26)(d)                           $ (0.14)(d)
                              =======                               =======
  Diluted...................  $ (0.26)(d)                           $ (0.14)(d)
                              =======                               =======
WEIGHTED AVERAGE SHARES
 OUTSTANDING:
  Basic.....................    5,384                  9,375 (e)     14,759
                              =======                =======        =======
  Diluted...................    5,384                  9,375 (e)     14,759
                              =======                =======        =======

--------

(a) Includes reclassifications of $3,789 to conform to Noodle's presentation of cost of goods sold, including occupancy costs, to Zany's financial reporting presentation.

(b) Includes adjustments to conform Noodle's accounting policy for inventory capitalization to Zany's accounting policy.

(c) Represents tax effect of (b) above.

(d) Excludes the conversion of preferred stock into 11,250,273 shares of common stock and the sale of 4,722,669 shares of common stock in Zany's initial public offering. Had these transactions been completed at the beginning of the period presented, Zany's basic and diluted loss per share would have been $(0.06) and the pro forma combined basic and diluted loss per share would have been $(0.07).

(e) Represents Noodle's weighted average shares outstanding for the period adjusted for the exchange ratio of 1.233.

     UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

                FOR THE FISCAL YEAR ENDED JANUARY 29, 2000
                    (in thousands, except per share amounts)

                                                       Pro Forma
                                                  --------------------------
                                Zany     Noodle   Adjustments       Combined
                              --------  --------  -----------       --------
NET SALES...................  $241,194  $135,038   $                $376,232
COST OF GOODS SOLD,
 including occupancy costs..   165,950    82,770     19,132 (a)(b)   267,852
                              --------  --------   --------         --------
  Gross profit..............    75,244    52,268    (19,132)         108,380
SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES....    63,592    49,356    (20,017)(a)(c)    92,931
                              --------  --------   --------         --------
  Operating income..........    11,652     2,912        885           15,449
INTEREST INCOME.............       520       116                         636
INTEREST EXPENSE............    (1,037)     (616)                     (1,653)
                              --------  --------   --------         --------
  Income before income tax
   benefit (expense)........    11,135     2,412        885           14,432
INCOME TAX BENEFIT
 (EXPENSE)..................    (4,231)    7,271       (336)(d)        2,704
                              --------  --------   --------         --------
INCOME FROM CONTINUING
 OPERATIONS                   $  6,904  $  9,683   $    549         $ 17,136
                              ========  ========   ========         ========
INCOME FROM CONTINUING
 OPERATIONS PER COMMON
 SHARE:
  Basic.....................  $    .44                              $    .68(e)
                              ========                              ========
  Diluted...................  $    .33                              $    .56(e)
                              ========                              ========
WEIGHTED AVERAGE SHARES
 OUTSTANDING:
  Basic.....................    15,834                9,374 (f)       25,208
                              ========             ========         ========
  Diluted...................    21,211                9,569 (f)       30,780
                              ========             ========         ========

--------
(a) Includes reclassifications of $19,703 to conform Noodle's presentation of cost of goods sold, including occupancy costs, to Zany's financial reporting presentation.
(b) Includes adjustments to conform Noodle's accounting policy for inventory capitalization to Zany's accounting policy.
(c) Includes adjustment to conform Noodle's adoption of an accounting principle for start-up costs to that of Zany.
(d) Represents tax effect of (b) and (c) above.
(e) Includes a tax benefit recorded by Noodle due to the recognition of their deferred tax asset representing net income per pro forma basic and diluted share of $0.29 and $0.24, respectively.
(f) Represents Noodle's weighted average shares outstanding for the period adjusted for the exchange ratio of 1.233.

     UNAUDITED PRO FORMA COMBINED CONDOLIDATED STATEMENT OF OPERATIONS

                FOR THE FISCAL YEAR ENDED JANUARY 30, 1999
                    (in thousands, except per share amounts)

                                                       Pro Forma
                                                  --------------------------
                                Zany     Noodle   Adjustments       Combined
                              --------  --------  -----------       --------
NET SALES...................  $168,471  $107,886   $                $276,357
COST OF GOODS SOLD,
 including occupancy costs..   118,153    65,405     15,395 (a)(b)   198,953
                              --------  --------   --------         --------
  Gross profit..............    50,318    42,481    (15,395)          77,404
SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES....    46,376    38,804    (15,367)(a)(c)    69,813
                              --------  --------   --------         --------
  Operating income..........     3,942     3,677        (28)           7,591
INTEREST INCOME.............        81       269                         350
INTEREST EXPENSE............    (1,211)     (194)                     (1,405)
                              --------  --------   --------         --------
  Income before income tax
   benefit..................     2,812     3,752        (28)           6,536
INCOME TAX BENEFIT..........     6,187        --         10 (d)        6,197
                              --------  --------   --------         --------
NET INCOME..................  $  8,999  $  3,752   $    (18)        $ 12,733
                              ========  ========   ========         ========
NET INCOME PER COMMON SHARE:
  Basic.....................  $   1.67                              $    .86(e)
                              ========                              ========
  Diluted...................  $    .51                              $    .47(e)
                              ========                              ========
WEIGHTED AVERAGE SHARES
 OUTSTANDING:
  Basic.....................     5,373                9,356 (f)       14,729
                              ========             ========         ========
  Diluted...................    17,770                9,521 (f)       27,291
                              ========             ========         ========

--------
(a) Includes reclassifications of $15,640 to conform Noodle's presentation of cost of goods sold, including occupancy costs, to Zany's financial reporting presentation.
(b) Includes adjustments to conform Noodle's accounting policy for inventory capitalization to Zany's accounting policy.
(c) Includes adjustment to conform Noodle's adoption of an accounting principle for start-up costs to that of Zany.
(d) Represents tax effect of (b) and (c) above.
(e) Includes a tax benefit of $7,166 recorded by Zany due to the recognition of their deferred tax asset representing net income per pro forma basic and diluted share of $0.49 and $0.26, respectively.
(f) Represents Noodle's weighted average shares outstanding for the period adjusted for the exchange ratio of 1.233.

     UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

                FOR THE FISCAL YEAR ENDED JANUARY 31, 1998
                    (in thousands, except per share amounts)

                                                        Pro Forma
                                                   --------------------------
                                  Zany    Noodle   Adjustments       Combined
                                --------  -------  -----------       --------
NET SALES...................... $123,345  $81,664   $                $205,009
COST OF GOODS SOLD, including
 occupancy costs...............   89,452   50,388     14,073 (a)(b)   153,913
                                --------  -------   --------         --------
  Gross profit.................   33,893   31,276    (14,073)          51,096
SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES.......   33,581   33,552    (14,300)(a)(c)    52,833
                                --------  -------   --------         --------
  Operating income (loss)......      312   (2,276)       227           (1,737)
INTEREST INCOME................      253      448                         701
INTEREST EXPENSE...............     (718)     (90)                       (808)
                                --------  -------   --------         --------
  Loss before income tax
   benefit.....................     (153)  (1,918)       227           (1,844)
INCOME TAX BENEFIT.............       --       --         --               --
                                --------  -------   --------         --------
NET LOSS....................... $   (153) $(1,918)  $    227         $ (1,844)
                                ========  =======   ========         ========
NET LOSS PER COMMON SHARE:
  Basic........................ $   (.03)                            $   (.13)
                                ========                             ========
  Diluted...................... $   (.03)                            $   (.13)
                                ========                             ========
WEIGHTED AVERAGE SHARES
 OUTSTANDING:
  Basic........................    5,085               9,346 (d)       14,431
                                ========            ========         ========
  Diluted......................    5,085               9,355 (d)       14,440
                                ========            ========         ========

--------

(a) Includes reclassifications of $14,064 to conform Noodle's presentation of cost of goods sold, including occupancy costs, to Zany's financial reporting presentation.
(b) Includes adjustments to conform Noodle's accounting policy for inventory capitalization to Zany's accounting policy.
(c) Includes adjustment to conform Noodle's adoption of an accounting principle for start-up costs to that of Zany.
(d) Represents Noodle's weighted average shares outstanding for the period adjusted for the exchange ratio of 1.233.

          UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

                              APRIL 29, 2000

                              (in thousands)

                                                          Pro Forma
                                                     -------------------------
                                    Zany    Noodle   Adjustments      Combined
                                  --------  -------  -----------      --------
             ASSETS
             ------
CURRENT ASSETS:
  Cash and cash equivalents.....  $    177  $   541    $              $    718
  Receivables, net..............     1,799       --        930 (a)       2,729
  Inventories, net..............    71,870   34,470      1,718 (b)     108,058
  Deferred tax asset............     5,097    2,965      1,209 (b)(c)    9,271
  Prepaid expenses..............     1,493    3,093       (930)(a)       3,656
                                  --------  -------    -------        --------
    Total current assets........    80,436   41,069      2,927         124,432
PROPERTY AND EQUIPMENT, net.....    34,246   28,931                     63,177
DEFERRED TAX ASSET..............     1,259    4,992                      6,251
INVESTMENT IN JOINT VENTURE.....    11,529                              11,529
OTHER ASSETS, net...............       210      163                        373
                                  --------  -------    -------        --------
                                  $127,680  $75,155    $ 2,927        $205,762
                                  ========  =======    =======        ========
 LIABILITIES AND SHAREHOLDERS'
             EQUITY
 -----------------------------
CURRENT LIABILITIES:
  Current portion of long-term
   debt.........................  $  2,437  $ 8,955    $               $11,392
  Line of credit................     7,184       --                      7,184
  Accounts payable..............     8,088   10,403                     18,491
  Accrued liabilities...........     7,967    8,876      2,398 (c)(d)   19,241
                                  --------  -------    -------        --------
    Total current liabilities...    25,676   28,234      2,398          56,308
                                  --------  -------    -------        --------
DEFERRED RENT...................     5,028       --      2,502 (d)       7,530
                                  --------  -------    -------        --------
LONG TERM DEBT AND CAPITALIZED
 LEASE OBLIGATIONS, less current
 portion........................     3,296      684                      3,980
                                  --------  -------    -------        --------
SHAREHOLDERS EQUITY:
  Common Stock..................       217        9         85 (e)         311
  Additional paid-in capital....   104,222   43,098     (3,770)(e)     143,550
  Retained earnings (deficit)...   (10,759)   6,815     (1,973)(b)(c)   (5,917)
  Less: treasury stock..........        --   (3,685)     3,685 (e)          --
                                  --------  -------    -------        --------
    Total shareholders' equity..    93,680   46,237     (1,973)        137,944
                                  --------  -------    -------        --------
                                  $127,680  $75,155    $ 2,927        $205,762
                                  ========  =======    =======        ========

--------

(a) Represents reclassification of receivables for conformity with Zany's presentation.

(b) Includes adjustment to conform Noodle's accounting policy for inventory capitalization to Zany's accounting policy, and the related tax effect.

(c) Includes $3.0 million in accrued expenses, net of tax, associated with the merger representing estimated transaction costs that will be charged to expense upon consummation of the merger. The accrual excludes other merger and integration expenses which are currently estimated to be in the range of $10.0 to $13.0 million, net of tax.

(d) Includes reclassification of $2,502 in deferred rent.

(e) Represents the exchange of Noodle's common stock for Zany's common stock and the elimination of Noodle's common stock.

          UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

                             JANUARY 29, 2000
                                 (in thousands)

                                                          Pro Forma
                                                     -------------------------
                                    Zany    Noodle   Adjustments      Combined
                                  --------  -------  -----------      --------
             ASSETS
             ------
CURRENT ASSETS:
  Cash and cash equivalents...... $ 24,550  $   491    $              $ 25,041
  Receivables, net...............    4,118       --        761 (a)       4,879
  Inventories, net...............   71,020   33,610      1,674 (b)     106,304
  Deferred tax asset.............    1,496    1,448      1,226 (b)(c)    4,170
  Prepaid expenses...............    1,458    3,244       (761)(a)       3,941
                                  --------  -------    -------        --------
    Total current assets.........  102,642   38,793      2,900         144,335
PROPERTY AND EQUIPMENT, net......   34,602   28,931                     63,533
DEFERRED TAX ASSET...............    1,259    4,992                      6,251
INVESTMENT IN JOINT VENTURE......    5,000       --                      5,000
OTHER ASSETS, net................      223      166                        389
                                  --------  -------    -------        --------
                                  $143,726  $72,882    $ 2,900        $219,508
                                  ========  =======    =======        ========
  LIABILITIES AND SHAREHOLDERS'
              EQUITY
---------------------------------
CURRENT LIABILITIES:
  Current portion of long-term
   debt.......................... $  2,578  $ 4,019    $              $  6,597
  Accounts payable...............   19,898    9,498                     29,396
  Accrued liabilities............   13,696    9,976      2,569 (c)(d)   26,241
                                  --------  -------    -------        --------
    Total current liabilities....   36,172   23,493      2,569          62,234
                                  --------  -------    -------        --------
DEFERRED RENT....................    5,002       --      2,331 (d)       7,333
                                  --------  -------    -------        --------
LONG-TERM DEBT AND CAPITALIZED
 LEASE OBLIGATIONS, less current
 portion.........................    3,855      689                      4,544
                                  --------  -------    -------        --------
SHAREHOLDERS' EQUITY:
  Common Stock...................      216        9         86 (e)         311
  Additional paid-in capital.....  104,190   43,097     (3,783)(e)     143,504
  Retained earnings (deficit)....   (5,709)   9,291     (2,000)(b)(c)    1,582
  Less: treasury stock...........       --   (3,697)     3,697 (e)          --
                                  --------  -------    -------        --------
    Total shareholders' equity...   98,697   48,700     (2,000)        145,397
                                  --------  -------    -------        --------
                                  $143,726  $72,882    $ 2,900        $219,508
                                  ========  =======    =======        ========

--------

(a) Represents reclassification of receivables for conformity with Zany's presentation.

(b) Includes adjustment to conform Noodle's accounting policy for inventory capitalization to Zany's accounting policy, and the related tax effect.

(c) Includes $3.0 million in accrued expenses, net of tax, associated with the merger representing estimated transaction costs that will be charged to expense upon consummation of the merger. The accrual excludes other merger and integration expenses which are currently estimated to be in the range of $10.0 to $13.0 million, net of tax.

(d) Includes reclassification of $2,331 in deferred rent.

(e) Represents the exchange of Noodle's common stock for Zany's common stock and the elimination of Noodle's common stock.